Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to U.S. Wireless Data, Inc. of our report dated September 8, 2000 included in its Annual Report on Form (10-KSB) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



                                                     /s/ M.R. Weiser & Co. LLP

                                                     M.R. Weiser & Co.LLP


New York, New York
September 27, 2000